Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2018.
WAUWATOSA, WI – 10/23/2018 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $8.7 million, or $0.31 per diluted share for the quarter ended September 30, 2018 compared to $7.4 million, or $0.26 per diluted share for the quarter ended September 30, 2017. Net income per diluted share was $0.90 for the nine months ended September 30, 2018 compared to net income per diluted share of $0.82 for the nine months ended September 30, 2017.
"We executed a strong third quarter performance with net income of $8.7 million and earnings per share of $0.31," said Douglas Gordon, CEO of Waterstone Financial, Inc. "We followed up a record 2nd quarter net income with record net income for a 3rd quarter, based largely upon the strength of the Community Banking segment. The Community Banking segment had a 36.4% growth in net income which reflected continued net interest margin improvement and expense management. The Mortgage Banking segment underperformed last year's profitability due to margin compression in the third quarter of 2018 which resulted in greater branch losses. The industry continues to face pressures as market competition remains strong from lower refinancing activity and diminished levels of housing inventory. In an effort to improve profitability, we closed a number of underperforming branches which negatively impacted the bottom line for the quarter.  However, we achieved a record origination month in August due to the addition of the New Mexico branch at the end of the second quarter."

Highlights of the Quarter Ended September 30, 2018

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $8.7 million for the quarter ended September 30, 2018, compared to $7.4 million for the quarter ended September 30, 2017.
•	Consolidated return on average assets totaled 1.80% for the quarter ended September 30, 2018 compared to 1.56% for the quarter ended September 30, 2017.
•	Consolidated return on average equity increased 136 bps to 8.48% for the quarter ended September 30, 2018 compared to 7.12% for the quarter ended September 30, 2017.
•
The effective income tax rate amounted to 24.0% for the quarter ended September 30, 2018 compared to 37.1% for the quarter ended September 30, 2017 primarily as a result of the Tax Cuts and Jobs Act reducing the federal rate from 35% to 21%.

•	Dividends declared totaled $0.12 per share during the quarter ended September 30, 2018 amounting to a total of $0.86 in dividends declared per share during the nine months ended September 30, 2018.
•
Repurchased a total 321,900 shares on the open market during the quarter ended September 30, 2018 at an average price of $17.02 per share. For the nine months ended, repurchased a total of 527,500 shares at an average price of $17.06.

Community Banking Segment

•	Pre-tax income of the segment totaled $8.6 million for the quarter ended September 30, 2018, which represents a 15.8% increase compared to $7.5 million for the quarter ended September 30, 2017.
•
Net interest income of the segment totaled $14.1 million for the quarter ended September 30, 2018, which represents a 7.6% increase compared to $13.1 million for the quarter ended September 30, 2017. Our net interest margin increased 12 bps to 3.07% for the quarter ended September 30, 2018 compared to 2.95% for the quarter ended September 30, 2017, which was driven by loan growth along with a decrease in borrowing costs.

•	Noninterest income increased $151,000 million for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017 as fees earned on loans increased.
•	Noninterest expenses decreased for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017 as compensation and real estate owned expenses decreased.
•
Driven by net interest margin expansion and continued cost control efforts, the efficiency ratio for the community banking segment improved to 44.1% for the quarter ended September 30, 2018, compared to 47.8% for the quarter ended September 30, 2017. This was a quarterly record for the Community Banking Segment.

•
Average loans held for investment totaled $1.34 billion during the quarter ended September 30, 2018, which represents an increase of $91.3 million, or 7.3% over the comparable quarter in the prior year.

•	Average deposits totaled $1.01 billion during the quarter ended September 30, 2018, which represents an increase of $48.3 million, or 5.0%, over the comparable quarter in the prior year.
•	Nonperforming assets as percentage of total assets was 0.45% at September 30, 2018 and June 30, 2018 and 0.62% at September 30, 2017.

Mortgage Banking Segment

•	Pre-tax income of the segment totaled $2.8 million for the quarter ended September 30, 2018, which represents a 35.0% decrease compared to $4.3 million for the quarter ended September 30, 2017.
•
Loan originations increased $76.7 million, or 11.2%, to $761.2 million during the quarter ended September 30, 2018, compared to $684.5 million during the quarter ended September 30, 2017.  Origination volume relative to purchase activity accounted for 92.1% of originations for the quarter ended September 30, 2018 compared to 89.6% of total originations for the quarter ended September 30, 2017.

•	Gross margins on loans sold decreased approximately 10% during the quarter ended September 30, 2018, compared to the quarter ended September 30, 2017.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 47 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands, except per share amounts)
Interest income:
Loans	$17,340	15,855	49,498	45,078
Mortgage-related securities	643	647	1,925	2,021
Debt securities, federal funds sold and short-term investments	1,063	951	2,949	2,680
Total interest income	19,046	17,453	54,372	49,779
Interest expense:
Deposits	3,063	1,981	8,087	5,614
Borrowings	2,133	2,439	5,574	6,756
Total interest expense	5,196	4,420	13,661	12,370
Net interest income	13,850	13,033	40,711	37,409
Provision for loan losses	40	20	(1,060)	(1,166)
Net interest income after provision for loan losses	13,810	13,013	41,771	38,575
Noninterest income:
Service charges on loans and deposits	442	300	1,332	1,148
Increase in cash surrender value of life insurance	695	688	1,496	1,476
Loss on sale of available for sale securities	-	-	-	(107)
Mortgage banking income	32,653	31,863	88,930	92,774
Other	272	203	805	941
Total noninterest income	34,062	33,054	92,563	96,232
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	27,453	26,153	74,670	73,732
Occupancy, office furniture, and equipment	2,751	2,533	7,995	7,587
Advertising	1,224	821	3,084	2,414
Data processing	809	623	2,057	1,854
Communications	412	394	1,229	1,170
Professional fees	583	629	1,930	1,953
Real estate owned	(128)	(20)	63	258
FDIC insurance premiums	131	129	361	366
Other	3,191	3,054	9,921	10,227
Total noninterest expenses	36,426	34,316	101,310	99,561
Income before income taxes	11,446	11,751	33,024	35,246
Income tax expense	2,743	4,362	7,948	12,397
Net income	$8,703	7,389	25,076	22,849
Income per share:
Basic	$0.32	0.27	0.91	0.83
Diluted	$0.31	0.26	0.90	0.82
Weighted average shares outstanding:
Basic	27,451	27,532	27,488	27,449
Diluted	27,680	27,953	27,765	27,927

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$32,966	$22,306
Federal funds sold	18,352	17,034
Interest-earning deposits in other financial institutions and other short term investments	7,538	9,267
Cash and cash equivalents	58,856	48,607
Securities available for sale (at fair value)	179,076	199,707
Loans held for sale (at fair value)	192,674	149,896
Loans receivable	1,357,656	1,291,814
Less: Allowance for loan losses	13,226	14,077
Loans receivable, net	1,344,430	1,277,737

Office properties and equipment, net	22,417	22,941
Federal Home Loan Bank stock (at cost)	19,575	16,875
Cash surrender value of life insurance	67,198	65,996
Real estate owned, net	2,170	4,558
Prepaid expenses and other assets	33,007	20,084
Total assets	$1,919,403	$1,806,401

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$130,969	$129,597
Money market and savings deposits	159,742	148,804
Time deposits	713,739	688,979
Total deposits	1,004,450	967,380

Borrowings	451,132	386,285
Advance payments by borrowers for taxes	30,460	4,876
Other liabilities	28,717	35,756
Total liabilities	1,514,759	1,394,297

Shareholders' equity:
Common stock	291	295
Additional paid-in capital	329,743	326,655
Retained earnings	184,697	183,358
Unearned ESOP shares	(18,101)	(18,991)
Accumulated other comprehensive loss, net of taxes	(3,808)	(477)
Cost of shares repurchased	(88,178)	(78,736)
Total shareholders' equity	404,644	412,104
Total liabilities and shareholders' equity	$1,919,403	$1,806,401

Share Information
Shares Outstanding	29,050	29,501
Book Value per share	$13.93	$13.97
Closing market price	$17.15	$17.05
Price to book ratio	123.12%	122.05%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,850	$13,720	13,141	13,324	13,033
Provision for loan losses	40	(220)	(880)	-	20
Total noninterest income	34,062	33,318	25,183	28,181	33,054
Total noninterest expense	36,426	34,737	30,147	32,318	34,316
Income before income taxes	11,446	12,521	9,057	9,187	11,751
Income tax expense	2,743	3,101	2,104	6,072	4,362
Net income	$8,703	$9,420	6,953	3,115	7,389
Income per share – basic	$0.32	$0.34	0.25	0.11	0.27
Income per share – diluted	$0.31	$0.34	0.25	0.11	0.26
Dividends declared per share	$0.12	$0.12	0.62	0.12	0.12

Performance Ratios:
Return on average assets - QTD	1.80%	2.02%	1.57%	0.67%	1.56%
Return on average equity - QTD	8.48%	9.40%	6.90%	2.98%	7.12%
Net interest margin - QTD	3.07%	3.14%	3.18%	3.08%	2.95%

Return on average assets - YTD	1.80%	1.80%	1.57%	1.43%	1.70%
Return on average equity - YTD	8.25%	8.13%	6.90%	6.32%	7.42%
Net interest margin - YTD	3.13%	3.16%	3.18%	3.00%	2.97%

Asset Quality Ratios:
Past due loans to total loans	0.67%	0.54%	0.53%	0.45%	0.71%
Non accrual loans to total loans	0.48%	0.46%	0.50%	0.47%	0.56%
Non performing assets to total assets	0.45%	0.45%	0.54%	0.59%	0.62%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,121	$13,747	13,304	13,375	13,120
Provision for loan losses	-	(250)	(900)	-	-
Total noninterest income	1,312	1,137	939	974	1,161
Total noninterest expense	6,800	6,588	7,682	6,939	6,824
Income before income taxes	8,633	8,546	7,461	7,410	7,457
Income tax expense	2,003	1,970	1,668	5,570	2,597
Net income	$6,630	$6,576	5,793	1,840	4,860

Efficiency ratio - QTD	44.06%	44.27%	53.94%	48.36%	47.78%
Efficiency ratio - YTD	47.28%	49.00%	53.94%	49.98%	50.56%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(286)	$(40)	(192)	(72)	(102)
Provision for loan losses	40	30	20	-	20
Total noninterest income	33,165	32,547	24,731	27,645	32,318
Total noninterest expense	30,036	28,493	22,941	25,791	27,882
Income before income taxes	2,803	3,984	1,578	1,782	4,314
Income tax expense	737	1,133	435	509	1,767
Net income	$2,066	$2,851	1,143	1,273	2,547

Efficiency ratio - QTD	91.35%	87.65%	93.49%	93.54%	86.55%
Efficiency ratio - YTD	90.60%	90.16%	93.49%	86.93%	85.00%

Loan Originations	761,206	721,184	516,020	600,265	684,500
Purchase	92.1%	92.6%	85.1%	86.7%	89.6%
Refinance	7.9%	7.4%	14.9%	13.3%	10.4%